UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 7, 2024

Solid Biosciences Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38360	90-0943402
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 Rutherford Avenue, Third Floor

Charlestown, Massachusetts 02129

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (617) 337-4680

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock $0.001 par value per share	SLDB	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On June 7, 2024, Adam Koppel notified Solid Biosciences Inc. (the “Company”) of his decision to resign as a member of the Company’s Board of Directors (the “Board”), effective as of June 11, 2024. Dr. Koppel’s decision to resign from the Board was not due to a disagreement on any matter related to the Company’s operations, policies or practices. Also on June 7, 2024, Rajeev Shah notified the Company of his decision to resign as a member of the Board, effective as of June 11, 2024. Mr. Shah’s decision to resign from the Board was not due to a disagreement on any matter related to the Company’s operations, policies or practices. The Company thanks and greatly appreciates the contributions both Dr. Koppel and Mr. Shah have made to Solid Biosciences. Following these resignations, the Company’s Board will consist of nine members.

(e) At the Company’s Annual Meeting of Stockholders of held on June 11, 2024 (the “Annual Meeting”), the Company’s stockholders approved an amendment to the Company’s Amended and Restated 2020 Equity Incentive Plan (the “2020 Plan”) to increase the number of shares of common stock of the Company available for issuance thereunder by 2,000,000 shares, which amendment had previously been adopted by the Board subject to stockholder approval.

The description of the 2020 Plan, as amended, contained on pages 60 to 73 of the Company’s definitive proxy statement for the Annual Meeting, filed with the Securities and Exchange Commission on April 26, 2024, is incorporated herein by reference. A complete copy of the 2020 Plan, as amended, is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

The Company held its Annual Meeting on June 11, 2024 to consider and vote upon the matters listed below. The following is a summary of the matters voted on at the Annual Meeting.

1.

The Company’s stockholders elected Martin Freed, Ilan Ganot, Georgia Keresty and Ian Smith as Class III directors to serve until the 2027 Annual Meeting of Stockholders, each director to hold office until his or her successor has been duly appointed and qualified. The results of the stockholders’ vote with respect to the election of such Class III directors were as follows:

	Votes For	Votes Withheld	Broker Non-Votes
Martin Freed	23,745,352	8,358,068	2,550,388
Ilan Ganot	24,943,836	7,159,584	2,550,388
Georgia Keresty	25,008,876	7,094,544	2,550,388
Ian Smith	23,316,911	8,786,509	2,550,388

2.

The Company’s stockholders ratified the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024. The results of the stockholders’ vote with respect to such ratification were as follows:

Votes For	Votes Against	Votes Abstaining	Broker Non-Votes
34,639,576	6,164	8,068	—

3.

The Company’s stockholders approved an amendment to the Company’s Certificate of Incorporation, as amended, to increase the number of authorized shares of the Company’s common stock from 60,000,000 to 120,000,000 (the “Share Increase Amendment”). The results of the stockholders’ vote with respect to such approval were as follows:

Votes For	Votes Against	Votes Abstaining	Broker Non-Votes
34,363,600	214,815	75,393	—

The Company filed a Certificate of Amendment to Certificate of Incorporation with the Secretary of State of the State of Delaware on June 11, 2024 to effect the Share Increase Amendment.

4.

The Company’s stockholders approved an amendment to the 2020 Plan to increase the number of shares of the Company’s common stock available for issuance thereunder by 2,000,000 shares. The results of the stockholders’ vote with respect to such approval were as follows:

Votes For	Votes Against	Votes Abstaining	Broker Non-Votes
22,598,749	9,501,620	3,051	2,550,388

5.

The Company’s stockholders approved the non-binding, advisory vote on the compensation paid to its named executive officers. The results of the stockholders’ vote with respect to such approval were as follows:

Votes For	Votes Against	Votes Abstaining	Broker Non-Votes
31,549,286	545,947	8,187	2,550,388

6.

The Company’s stockholders recommend, in a non-binding, advisory vote, that future advisory votes on the compensation of the Company’s named executive officers be held every year. The results of the stockholders’ vote with respect to such recommendation were as follows:

One Year	Two Years	Three Years	Votes Abstaining	Broker Non-Votes
32,030,895	9,951	56,371	6,203	2,550,388

After taking into consideration the foregoing voting results and the prior recommendation of the Board in favor of an annual stockholder advisory vote on the compensation of the Company’s named executive officers, the Board intends to hold future advisory votes on the compensation of the Company’s named executive officers every year.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits:

99.1	Amended and Restated 2020 Equity Incentive Plan, as amended (incorporated herein by reference to Exhibit 99.1 to the registrant’s Registration Statement on Form S-8 (File No. 333-280116) filed with the Securities and Exchange Commission on June 11, 2024)

104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 11, 2024	SOLID BIOSCIENCES INC.

	By:	/s/ Alexander Cumbo
	Name:	Alexander Cumbo
	Title:	Chief Executive Officer